Crown Energy Limited

Equity Acquisition Agreement

Between

Sino Clean Energy Inc.

And

Mr. DENG Zhongrui

July 11, 2011

Crown Energy Limited Equity Acquisition Agreement

This “Crown Energy Limited Equity Acquisition Agreement” (hereinafter, the “Agreement”) is entered into by the parties hereto on July 11, 2011 in Foshan City, Guangdong Province, China.

1.           Sino Clean Energy Inc. is a legal and existing company incorporated in the state of Nevada in accordance with the law of United States of America (hereinafter, the “Acquirer”); the Acquirer is a public company listed at NASDAQ in the U.S. and its ticker symbol is SCEI.

2.           Mr. DENG Zhongrui is a Canadian citizen and is a natural person with capacity for civil activities; his passport number is BA475342 (hereinafter, the “Transferor”).

3.           The Acquirer and the Transferor will be referred to individually as “one party” or “the other party” or jointly as “the two parties” herein.

Whereas:

A.          Crown Energy Limited (hereinafter, “Crown Energy”) is a legal and existing company incorporated in Hong Kong in accordance with the laws of Hong Kong.  The Transferor holds 100% of the equity in Crown Energy.

B.           Foshan Nanhai Clean Energy Fuel Co., Ltd. (hereinafter, “Nanhai Clean Energy”) is a legal and existing joint venture enterprise incorporated in Foshan City, Guangdong Province, China in accordance with the laws of China.  Nanhai Clean Energy is mainly engaged in the production and sales of clean energy CWSF and is currently the largest CWSF production enterprise in China.

C.           Crown Energy holds 60% of the equity in Nanhai Clean Energy and is the controlling shareholder of Nanhai Clean Energy.

The Acquirer and the Transferor, after friendly consultation, have reached consensus regarding the acquisition of the equity in Crown Energy and entered into this Agreement to be adhered to by both parties.

1.           Definition and Explanation

1.01       Unless otherwise defined in the context or elsewhere, the terms used in this Agreement shall have the following definitions:

“China” means the People’s Republic of China and does not include Hong Kong and Macau Special Administrative Regions and Taiwan region herein.

“Renminbi” means the legal currency in China; its unit is Yuan.

“Hong Kong” means Hong Kong Special Administrative Region.

“Acquisition Amount” means all the acquisition funds necessary for the acquisition specified herein.

1.02       The titles herein are provided for convenience only and shall not affect the interpretation of this Agreement.

2.           Statements and Promises

2.01       The Acquirer is a legal and existing company officially incorporated in accordance with the laws of the United States of America and is in compliance with various requirements of NASDAQ where it is listed.  The Transferor is a Canadian citizen with capacity for civil activities.

2.02       The Acquirer and the Transferor have all the necessary power, rights and authorization required for the execution of this Agreement and, as of the effective date, have all the power and rights necessary for the performance of each of the obligations hereunder.

2.03       The execution of this Agreement and the performance of the obligations hereunder will not conflict with the articles of incorporation, business permits or company bylaws or charters of either the Acquirer or the Transferor, or with any provisions of any contract or agreement to which the Acquirer or the Transferor is a party, nor will they cause any violation of such provisions.

2.04       There is, either on the part of the Acquirer or on that of the Transferor, no litigation, arbitration or legal or administrative proceedings or other procedures or government investigation currently in progress involving the target of this Agreement, nor (to the best of that party) such litigation, arbitration or legal or administrative proceedings or other procedures or government investigation threatened against one party or any such that will affect that party’s ability to execute or perform this Agreement.

3.           Contents of the Acquisition Agreement

3.01       The Acquirer agrees to acquire all of the 100% equity interests in Crown Energy held by the Transferor; and the Transferor agrees to transfer the 100% of the equity interests in Crown Energy it holds to the Acquirer.

3.02       Upon execution of this Agreement, the two parties will engage an appraisal organization acknowledged by both parties to conduct an appraisal of Crown Energy's assets, with appraisal cost to be borne by the Acquirer.  Thereafter, the two parties will determine the price of the equity acquisition and the payment method based on the result of the appraisal and then will execute relevant supplemental agreement.

3.03       The parties hereto agree that, prior to the completion of the appraisal and the determination of the acquisition price and payment method by the two parties, the Acquirer shall not engage in any form of discussion for any reason with any other third party regarding this equity acquisition.

3.04       Upon execution of this Agreement and the supplemental agreement, the Acquirer and the Transferor will complete the procedures for the transfer of the equity in Crown Energy in accordance with the supplemental agreement, including but not limited to the payment of the consideration of the equity transfer, completion of the equity transfer and change registration, and completion of the re-engagement and appointment of Crown Energy’s board of directors and senior management.

3.05       The Acquirer and the Transferor agree that the Transferor shall be responsible for all of Crown Energy’s debt obligations that have not been disclosed to the Acquirer, and the Transferor shall bear no responsibility for any debt obligations of the category mentioned above.

4.           Disclaimer

4.01       The Acquirer and the Transferor agree that, in the event that the Transferor fails to obtain the approval from SEC and thus the Acquirer is unable to acquire the equity interests in Crown Energy transferred by the Transferor, the Acquirer shall bear no liability for breach.

5.           Force Majeure

5.01       Either of the two parties will be absolved of any liability for breach if any event of Force Majeure delays the performance of the contract or renders it impossible to fulfill the obligations under the contract.

5.02       The Force Majeure mentioned in the provision above means war, serious fire, flood, typhoon, earthquake and other such event.

6.           Applicable Law, Jurisdiction and Resolution of Dispute

6.01       This Agreement is governed by, and is subject to the jurisdiction of, the laws of Hong Kong of China.

6.02       Any dispute in connection with this Agreement must be settled through friendly consultation between the two parties; if no agreement is reached within 20 days after the commencement of such consultation, either of the two parties may submit the dispute to the High Court in Hong Kong for resolution.

7.           Others

7.01       This Agreement has one format and four copies, with two to the Acquirer and two to the Transferor.

7.02       This Agreement shall become effective immediately upon execution by the respective legal representatives (or authorized agents) of the Acquirer and the Transferor.

Below is left blank.

The Acquirer:      Sino Clean Energy Inc.
Legal Representative:
Signature:            /s/ REN Baowen
Seal:
Date:                     July 11, 2011

The Transferor:   DENG Zhongrui
Legal Representative:
Signature:            /s/ [signature present but not legible]
Seal:
Date:                     July 11, 2011